Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated November 7, 2025 with respect to the audited consolidated financial statements of AsiaPac AdTechinno Group Limited for the years ended March 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 25, 2026